UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 10, 2000

                        Commission file number 333-76413
                                               ---------

                              GOLDEN SKY DBS, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                       43-1839531
     (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                       Identification No.)

      4700 BELLEVIEW, SUITE 300
           KANSAS CITY, MO                                     64112
   (Address of principal executive offices)                 (Zip code)

       Registrant's telephone number, including area code, (816) 753-5544

ITEM 5.         OTHER EVENTS

Merger with Pegasus Communications Corporation

         On January 11, 2000 Golden Sky Holdings, Inc. issued the press release attached hereto as Exhibit 99.1, announcing that it has entered into a definitive merger agreement with Pegasus Communications Corporation. Golden Sky Holdings is the parent company of Golden Sky DBS, Inc., which is the parent company of Golden Sky Systems, Inc.

DIRECTV Litigation

         On January 11, 2000, Golden Sky Holdings issued the press release attached hereto as Exhibit 99.2, announcing that it and Pegasus Communications Corporation filed a class action lawsuit against DIRECTV, Inc. and Hughes Communication Galaxy.

Bank Credit Facility Amendment

         On January 10, 2000, Golden Sky Holdings issued the press release attached hereto as Exhibit 99.3, announcing that Golden Sky Systems has completed an amendment to its bank credit facility, effective as of December 31, 1999.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

          99.1 Golden Sky Holdings, Inc. press release, dated January 11, 2000 announcing that it has entered into a definitive merger agreement with Pegasus Communications Corporation.

          99.2 Golden Sky Holdings, Inc. press release, dated January 11, 2000 announcing that it and Pegasus Communications Corporation filed a class action lawsuit against DIRECTV, Inc. and Hughes Communication Galaxy.

          99.3 Golden Sky Holdings, Inc. press release, dated January 10, 2000 announcing that Golden Sky Systems, Inc. has completed an amendment to its bank credit facility, effective as of December 31, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   GOLDEN SKY DBS, INC.

                                                   By: /s/ John R. Hager
                                                       -------------------------
                                                      John R. Hager
                                                      Chief Financial Officer

Date:  January 18, 2000